Exhibit 99.1

AzurRx BioPharma Announces Closing of $5.0 Million Private Financing

BROOKLYN, N.Y., June 8, 2017. (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc.(NASDAQ:AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, announced today the closing of a private placement financing resulting in gross proceeds of $5.0 million.  Alexander Capital, LP acted as sole placement agent in the financing.

“We are very grateful for the continued support of our investors and thrilled that the financing was over-subscribed”, said Thijs Spoor, the President and CEO of AzurRx. “This financing allows us to continue the development of our MS1819 program for the treatment of exocrine pancreatic insufficiency in cystic fibrosis and chronic pancreatitis patients.”

The financing consisted of units sold at a price of $3.50 per unit, with each unit consisting of one share of common stock, one Series A Warrant to purchase 0.25 shares of common stock at $4.00 per share exercisable immediately through December 31, 2017, and one Series A-1 Warrant to purchase 0.75 shares of common stock at $5.50 per share exercisable beginning six months from the date of issuance through June 6, 2022. At closing, the Company issued an aggregate of 1,428,572 shares of common stock, Series A Warrants to purchase up to 357,143 shares of common stock, and Series A-1 Warrants to purchase up to 1,071,429 shares of common stock.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. AzurRx has agreed to file one or more registration statements with the SEC registering the resale of the shares of common stock purchased in the private placement and the shares of common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About AzurRx BioPharma, Inc.:
AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819 recombinant lipase for exocrine pancreatic insufficiency is the Company's lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infections. The Company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the company can be found at www.azurrx.com.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the development and testing of our drug candidates, the regulatory approval process, our ability to secure additional financing, the protection of our patent and intellectual property, the success of strategic agreements and relationships, and the potential commercialization of any product we may successfully develop.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACT:
AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: 646.699.7855
www.azurrx.com
info@azurrx.com